As filed with the Securities and Exchange Commission on June 14, 2007

Registration No.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Accuride Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	7140 Office Circle	61-1109077
(State or other jurisdiction of incorporation or organization)	Evansville, IN 47715 (Address of principal executive offices)	(I.R.S. Employer Identification Number)

Registrant’s telephone number including area code: (812) 962-5000

ACCURIDE CORPORATION

2005 INCENTIVE AWARD PLAN (AS AMENDED AND RESTATED)

(Full title of the Plan)

DAVID K. ARMSTRONG Chief Financial Officer ACCURIDE CORPORATION 7140 Office Circle Evansville, IN 47715 (812) 962-5000 (Name, address and telephone number, including area code, of agent for service)	Copies to: CHRISTOPHER LEUKING, ESQ. LATHAM & WATKINS LLP 233 S. Wacker Drive, Suite 5800 Chicago, Illinois 60606 (312) 876-7700 (312) 993-9767 (fax)

Calculation of Registration Fee

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock par value $.01 per share	2,000,000 shares	$14.78	$29,560,000.00	$907.50
(1)

The 2005 Incentive Award Plan (as Amended and Restated) (the “Plan”) authorizes the issuance of a maximum of 3,633,988 shares of common stock, par value $.01 per share, (“Common Stock”) of Accuride Corporation (the “Company”). This Registration Statement registers 2,000,000 shares of Common Stock of the Company for issuance pursuant to the Plan, in addition to the 1,633,988 shares registered under the Plan on a registration statement on Form S-8 (File No. 333-124341) filed with the Securities and Exchange Commission (the “SEC”) on April 26, 2005, for a total of 3,633,988 shares. The contents of all prior registrations statements are incorporated into this Registration Statement by reference.

(2)

Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(h), the proposed maximum offering price per share is based upon the average of the high and low prices reported on the New York Stock Exchange for the Company’s Common Stock on June 12, 2007, which was $14.78 per share.

PART I

ITEM 1.	PLAN INFORMATION

Not required to be filed with this Registration Statement.

ITEM 2.	REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

Not required to be filed with this Registration Statement.

PART II

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed with the SEC by the Company are incorporated by reference in this Registration Statement and shall be deemed to be a part hereof:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006;

(b)	The Company’s Definitive Proxy Statement, filed April 27, 2007 for the Annual Meeting Stockholders held on June 14, 2007;

(c)	The Company’s Current Report on Form 8-K dated January 3, 2007, February 13, 2007, March 14, 2007, April 23, 2007, May 24, 2007, June 7, 2007;

(d)	The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007;

(e)	All reports filed by the Company with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since December 31, 2006;

(f)

The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A filed April 25, 2005, including any amendment or reports filed for the purpose of updating such description.

All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.  Any Current Report on Form 8-K that is furnished to the SEC but not filed with the SEC is not deemed incorporated by reference into this Registration Statement.

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ITEM 4.	DESCRIPTION OF SECURITIES

Not required to be filed with this Registration Statement.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Not required to be filed with this Registration Statement.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8.	EXHIBITS

Exhibit No.	Description

4	Accuride Corporation 2005 Incentive Award Plan (as Amended and Restated).*

5.1	Opinion of Latham & Watkins.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Latham & Watkins LLP (contained in opinion filed as Exhibit 5.1).

24	Power of Attorney (included on signature page hereto).

* Filed as Appendix B to Accuride Corporation’s Proxy Statement filed April 27, 2007 for the Annual Meeting of Stockholders held June 14, 2007.

ITEM 9.	UNDERTAKINGS

Not required to be filed with this Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, state of Indiana, on this 14th day of June, 2007.

ACCURIDE CORPORATION

By:	/s/ Terrence J. Keating
Terrence J. Keating Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terrence J. Keating and David K. Armstrong, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and reimbursement, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Terrence J. Keating	Chairman and Chief Executive
Terrence J. Keating	Officer (Principal Executive Officer) and Director	June 14, 2007

/s/ David K. Armstrong	Senior Vice President/ Chief
David K. Armstrong	Financial Officer, General Counsel and Corporate Secretary (Principal Financial Officer)	June 14, 2007

/s/ Mark D. Dalton	Director
Mark D. Dalton		June 14, 2007

/s/ Frederick M. Goltz	Director
Frederick M. Goltz		June 14, 2007

/s/ James H. Greene, Jr.	Director
James H. Greene, Jr.		June 14, 2007

/s/ Donald T. Johnson	Director
Donald T. Johnson		June 14, 2007

Director
Charles E. Mitchell Rentschler		June , 2007

/s/ Donald C. Roof	Director
Donald C. Roof		June 14, 2007